Exhibit 16 (b)
SCHEDULE FOR COMPUTATION OF PERFORMANCE CALCULATIONS
CUMULATIVE TOTAL RETURNS and their income and capital components are described in the fund's Statement of Additional Information, and are based on the net asset values, dividends, capital gain distributions, and reinvestment prices of the historical period covered.
AVERAGE ANNUAL RETURNS are calculated according to the following formula:
Average Annual Return = [(1 + Cumulative Return)1/n] - 1
[where n = the number of years in the base period]
Included in this exhibit is a chart showing the data used to calculate the 30-Day Yield as of the fund's fiscal year end.
The 30-DAY YIELD is calculated according to the methods prescribed in Form N-1A Item 22(b)(ii).
          30-Day Total Net Income
30-Day Yield = 2<UNDEF>(--------------------------------------------------)
+ 1)6 - 1<UNDEF>
  (30-Day Average Shares Outstanding)(Prior Day Price)
The TAX EQUIVALENT YIELD is calculated by the formula as follows:
Tax Equivalent Yield = (yield) / (1-[tax rate])
[where the tax rate is expressed in decimal notation (i.e. 28% = 0.28)]
For any municipal portfolio that invests a portion of its assets in obligations subject to state taxes, the tax equivalent yield is adjusted to reflect these investments.
Massachusetts Municipal Income Fund


      1 FIDELITY FUNDS                          1     70-1   MASSACHUSETTS Muni Income                     SC43181   Page 1

        REPORT #R430MA                                30 DAY DIVIDEND HISTORY                  RUN DATE: 02/15/96  TIME: 14:25



                                                    From  19960102  To  19960201



                                                                                                                    INCOME W/

                SHARES   GROSS                                                            WRITE                     BREAKAGE &

       DATE OUTSTANDING   INCOME         EXPENSES       NET INCOME      ADJUSTMENTS         OFF           BREAKAGE   WRITE OFF

      _________________________________________________________________________________________________________________________

       2 101,338,448.643 185,123.80-      17,187.48-     167,936.32-     339,839.73        3,221.00         36.46-   175,076.38

       3 101,221,926.546 187,985.39       17,199.73      170,785.66      339,839.73        3,221.00         30.29-   173,970.20

       4 101,305,406.319 187,912.11       17,209.50      170,702.61      339,839.73        3,221.00         48.06-   173,893.32

       5 101,233,297.526 187,021.96       17,191.03      169,830.93      339,839.73        3,221.00          3.84-   173,003.87

       6 101,233,297.526 186,960.59       17,191.03      169,769.56      339,839.73        3,221.00         20.99-   172,986.72

       7 101,233,297.526 186,960.59       17,191.03      169,769.56      339,839.73        3,221.00         38.14-   172,969.57

       8 101,106,723.498 186,961.18       17,130.31      169,830.87      339,839.73        3,221.00         20.13    173,013.73

       9 101,102,149.434 187,239.63       17,115.55      170,124.08      339,839.73        3,221.00         24.98-   173,365.21

      10 101,152,707.598 187,161.95       17,118.22      170,043.73      339,839.73        3,221.00         34.84-   173,239.75

      11 101,052,348.923 184,605.74       17,089.54      167,516.20      339,839.73        3,221.00         24.94    170,702.36

      12 100,891,194.053 186,691.89       17,067.58      169,624.31      338,663.87        3,221.00         22.42-   171,694.39

      13 100,891,194.053 184,813.76       17,067.58      167,746.18      338,663.87        3,221.00         35.08    170,944.76

      14 100,891,194.053 184,813.76       17,067.58      167,746.18      338,663.87        3,221.00          8.31-   171,002.26

      15 100,928,892.540 186,034.81       17,047.66      168,987.15      338,663.87        3,221.00         15.15    172,199.84

      16 100,333,844.524 185,230.83       17,051.80      168,179.03      338,663.87        3,221.00         44.97    171,415.18

      17 100,388,918.554 184,860.35       17,020.45      167,839.90      338,663.87        3,221.00         43.15    171,105.87

      18 100,447,435.421 184,896.96       17,073.24      167,823.72      338,663.87        3,221.00         25.89    171,087.87

      19 100,379,663.357 184,623.77        6,117.98      178,505.79      327,677.31        3,221.00         20.31    170,766.12

      20 100,379,663.357 183,329.67       17,104.54      166,225.13      327,677.31        3,221.00         25.57    169,466.44

      21 100,379,663.357 183,329.67       17,104.54      166,225.13      327,677.31        3,221.00         30.83    169,471.70

      22 100,410,924.309 182,336.64       17,116.73      165,219.91      327,677.31        3,221.00         17.79-   168,471.74

      23 100,395,672.496 180,866.26       17,092.75      163,773.51      327,677.31        3,221.00         18.72    166,976.72

      24 100,351,035.305 181,870.41       17,070.78      164,799.63      327,677.31        3,221.00         48.63-   168,039.35

      25 100,411,751.550 182,909.29       95,425.01-     278,334.30      215,576.76        3,221.00         11.50    169,406.12

      26 100,461,563.561 182,405.66       17,111.17      165,294.49      215,576.76        3,221.00         47.51-   168,526.99

      27 100,461,563.561 182,405.66       17,111.17      165,294.49      215,576.76        3,221.00          6.06-   168,467.98

      28 100,461,563.561 182,405.66       17,111.17      165,294.49      215,576.76        3,221.00         35.39    168,509.43

      29 100,518,688.428 182,980.62       17,136.03      165,844.59      215,576.76        3,221.00         28.55    169,100.98

      30  99,773,516.381 175,881.45       17,125.36      158,756.09      222,421.44        3,221.00         33.53    168,850.32

      31  99,770,573.847 187,541.62       17,092.01      170,449.61      217,012.11        3,221.00         18.15-   168,294.81

       1 100,053,014.261 181,988.66       17,954.78      164,033.88      217,012.11        3,221.00         48.14    167,236.73

                                                                                     _______________

                                                                                         99,851.00

      1 FIDELITY FUNDS                            1     70-1   MASSACHUSETTS Muni Income                     SC43181   Page 2

      REPORT #R430MA                                  30 DAY DIVIDEND HISTORY                  RUN DATE: 02/15/96  TIME  14:25



                                                    From  19960102  To  19960201



                           MTD      DAILY DIST       DIVIDEND     -------- SHARES OUTSTANDING  --------           DAILY

      DATE    MIL RATE  MIL RATE      YIELD            PAID      |  30-DAY TOTAL        30-DAY AVERAGE  |      YTM INCOME

      _________________________________________________________________________________________________________________________

       2   0.001728000 0.003442000   5.40          175,112.84    3,024,972,995.118     100,832,433.171        180,553.10

       3   0.001719000 0.005161000     5.38          174,000.49    3,025,178,931.631     100,839,297.721        176,701.99

       4   0.001717000 0.006878000     5.36          173,941.38    3,025,489,816.586     100,849,660.553        176,168.12

       5   0.001709000 0.008587000     5.35          173,007.71    3,025,765,602.047     100,858,853.402        175,561.32

       6   0.001709000 0.010296000     5.37          173,007.71    3,026,038,003.163     100,867,933.439        176,454.52

       7   0.001709000 0.012005000     5.37          173,007.71    3,026,343,459.732     100,878,115.324        176,454.52

       8   0.001711000 0.013716000     5.38          172,993.60    3,026,522,342.273     100,884,078.076        176,454.52

       9   0.001715000 0.015431000     5.39          173,390.19    3,026,696,650.750     100,889,888.358        176,719.55

      10   0.001713000 0.017144000     5.38          173,274.59    3,026,907,497.410     100,896,916.580        176,319.30

      11   0.001689000 0.018833000     5.32          170,677.42    3,027,071,847.179     100,902,394.906        174,703.28

      12   0.001702000 0.020535000     5.36          171,716.81    3,027,186,247.111     100,906,208.237        175,621.21

      13   0.001694000 0.022229000     5.34          170,909.68    3,027,390,749.488     100,913,024.983        175,161.45

      14   0.001695000 0.023924000     5.34          171,010.57    3,027,667,098.257     100,922,236.609        175,161.45

      15   0.001706000 0.025630000     5.38          172,184.69    3,027,981,145.513     100,932,704.850        175,161.45

      16   0.001708000 0.027338000     5.38          171,370.21    3,027,700,144.753     100,923,338.158        175,091.21

      17   0.001704000 0.029042000     5.35          171,062.72    3,027,427,533.086     100,914,251.103        174,065.29

      18   0.001703000 0.030745000     5.33          171,061.98    3,027,254,330.652     100,908,477.688        173,413.79

      19   0.001701000 0.032446000     5.31          170,745.81    3,026,982,726.779     100,899,424.226        171,139.83

      20   0.001688000 0.034134000     5.27          169,440.87    3,026,722,548.214     100,890,751.607        171,139.83

      21   0.001688000 0.035822000     5.27          169,440.87    3,026,480,723.960     100,882,690.799        171,139.83

      22   0.001678000 0.037500000     5.23          168,489.53    3,026,270,160.658     100,875,672.022        171,139.83

      23   0.001663000 0.039163000     5.20          166,958.00    3,026,044,345.543     100,868,144.851        169,855.77

      24   0.001675000 0.040838000     5.24          168,087.98    3,025,773,893.237     100,859,129.775        171,182.27

      25   0.001687000 0.042525000     5.27          169,394.62    3,025,606,724.261     100,853,557.475        172,397.76

      26   0.001678000 0.044203000     5.27          168,574.50    3,025,067,667.345     100,835,588.912        172,439.60

      27   0.001677000 0.045880000     5.25          168,474.04    3,024,501,429.186     100,816,714.306        172,256.03

      28   0.001677000 0.047557000     5.25          168,474.04    3,023,933,579.848     100,797,785.995        172,256.03

      29   0.001682000 0.049239000     5.27          169,072.43    3,023,422,855.377     100,780,761.846        172,256.03

      30   0.001692000 0.050931000     5.31          168,816.79    3,022,166,958.859     100,738,898.629        164,446.87

      31   0.001687000 0.052618000     5.27          168,312.96    3,020,908,119.807     100,696,937.327        177,101.74

       1   0.001671000 0.001671000     5.21          167,188.59    3,019,622,685.425     100,654,089.514        170,057.31

                                                 _______________

                                                   5,293,201.33

      1 FIDELITY FUNDS                            1     70-1   MASSACHUSETTS MUNI INCOME                SC43181   Page 3

      REPORT #R430MA                                 30 DAY DIVIDEND HISTORY                  RUN DATE: 02/15/96  TIME: 14:25



                                                     From  19960102  To  19960201



            DAILY YTM NET    DAILY YTM    PAYDOWN        ADJ TO 30-DAY     YTM 30-DAY      30-DAY      30-DAY DAILY SEC  PRIOR

      DATE   INCOME ADJ      NET INCOME  GAIN/LOSS          INCOME         NET INCOME     MIL RATE     YIELD    YIELD   DAY NAV

      _________________________________________________________________________________________________________________________

       2           0.00       163,383.39         0.00             0.00   4,847,508.04    0.048079000     5.00    5.06     11.67

       3           0.00       159,502.26         0.00             0.00   4,844,173.63    0.048042000     4.99    4.92     11.67

       4           0.00       158,958.62         0.00             0.00   4,840,568.51    0.048003000     4.98    4.90     11.69

       5           0.00       158,370.29         0.00             0.00   4,837,606.04    0.047968000     4.99    4.89     11.66

       6           0.00       159,263.49         0.00             0.00   4,840,818.85    0.047996000     5.01    4.95     11.61

       7           0.00       159,263.49         0.00             0.00   4,841,657.89    0.048000000     5.01    4.95     11.61

       8           0.00       159,324.21         0.00             0.00   4,839,206.65    0.047971000     5.01    4.95     11.61

       9           0.00       159,604.00         0.00             0.00   4,837,035.20    0.047946000     5.00    4.96     11.62

      10           0.00       159,201.08         0.00             0.00   4,834,441.66    0.047918000     5.00    4.95     11.62

      11           0.00       157,613.74         0.00             0.00   4,831,669.66    0.047887000     5.01    4.91     11.58

      12           0.00       158,553.63         0.00             0.00   4,828,339.72    0.047852000     5.01    4.95     11.58

      13           0.00       158,093.87         0.00             0.00   4,823,772.85    0.047805000     5.01    4.94     11.58

      14           0.00       158,093.87         0.00             0.00   4,819,504.29    0.047759000     5.00    4.94     11.58

      15           0.00       158,113.79         0.00             0.00   4,816,039.72    0.047720000     5.00    4.94     11.58

      16           0.00       158,039.41         0.00             0.00   4,812,500.77    0.047680000     4.99    4.94     11.58

      17           0.00       157,044.84         0.00             0.00   4,807,948.57    0.047640000     4.97    4.92     11.62

      18           0.00       156,340.55         0.00             0.00   4,799,100.68    0.047556000     4.94    4.88     11.66

      19           0.00       154,035.29         0.00             0.00   4,793,443.24    0.047503000     4.92    4.78     11.70

      20           0.00       154,035.29         0.00             0.00   4,785,772.18    0.047431000     4.91    4.79     11.70

      21           0.00       154,035.29         0.00             0.00   4,778,120.05    0.047359000     4.91    4.79     11.70

      22           0.00       154,023.10         0.00             0.00   4,771,115.85    0.047294000     4.90    4.79     11.70

      23           0.00       152,763.02         0.00             0.00   4,762,851.57    0.047215000     4.90    4.75     11.68

      24           0.00       154,111.49         0.00             0.00   4,755,935.76    0.047150000     4.90    4.81     11.66

      25           0.00       155,242.77         0.00             0.00   4,750,198.15    0.047097000     4.89    4.83     11.68

      26           0.00       155,328.43         0.00             0.00   4,744,765.48    0.047046000     4.90    4.85     11.63

      27           0.00       155,144.86         0.00             0.00   4,738,898.88    0.046996000     4.89    4.84     11.65

      28           0.00       155,144.86         0.00             0.00   4,732,776.19    0.046944000     4.88    4.84     11.65

      29           0.00       155,120.00         0.00             0.00   4,724,513.77    0.046871000     4.88    4.84     11.65

      30           0.00       147,321.51         0.00             0.00   4,708,452.86    0.046720000     4.87    4.60     11.64

      31           0.00       160,009.73         0.00             0.00   4,705,080.17    0.046706000     4.84    5.01     11.69

       1           0.00       152,102.53         0.00             0.00   4,693,799.31    0.046613000     4.83    4.76     11.70

                                                                                                                  avg:    11.64
